      As filed with the Securities and Exchange Commission on June 15, 2001

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ARADIGM CORPORATION
             (Exact name of registrant as specified in its charter)


       CALIFORNIA                                        94-3133088
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                   ----------

                               3929 POINT EDEN WAY
                                HAYWARD, CA 94545
                    (Address of principal executive offices)

                                   ----------

                           1996 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                   ----------

                               RICHARD P. THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               3929 POINT EDEN WAY
                                HAYWARD, CA 94545
                                 (510) 265-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                               JAMES C KITCH, ESQ.
                              JAMIE E. CHUNG, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000


                                   ----------

                                                               Page 1 of 8 Pages
                                                         Exhibit Index at Page 6

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                             AMOUNT TO      PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE       BE         OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
        REGISTERED         REGISTERED(1)        SHARE(2)             PRICE(2)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Shares of Common Stock,      1,153,312            $7.95            $9,168,830.40            $2,292.21
no par value per share,
reserved for future
issuance under the 1996
Equity Incentive Plan
======================================================================================================
Shares of Common Stock,        250,000            $7.95            $1,987,500.00              $496.88
no par value per share,
reserved for future
issuance under the
Employee Stock Purchase
Plan
======================================================================================================
Total                        1,403,312            $7.95           $11,156,330.40            $2,789.09
======================================================================================================

----------
(1) This Registration Statement shall cover any additional shares of the Common Stock of Aradigm Corporation (the "Company" or "Registrant") which become issuable under the Company's 1996 Equity Incentive Plan (the "Incentive Plan") or Employee Stock Purchase Plan (the "Purchase Plan") (the Incentive Plan and Purchase Plan being hereinafter collectively referred to as, the "Plans") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on June 13, 2001 for shares available for issuance pursuant to the Plans (pursuant to Rule 457(c) under the Act).

                                       2.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
               NOS. 333-15947, 333-62039, 333-92169 AND 333-43152

      The contents of the Registration Statements on Form S-8 Nos. 333-15947, 333-62039, 333-92169 and 333-43152 filed with the Securities and Exchange Commission on November 12, 1996, August 21, 1998, December 6, 1999 and August 7, 2000, respectively, are incorporated by reference herein.


                                    EXHIBITS

EXHIBIT
NUMBER
    5.1      Opinion of Cooley Godward LLP

   23.1      Consent of Ernst & Young LLP, Independent Auditors

   23.2      Consent of Cooley  Godward LLP is contained  in  Exhibit 5.1  to this  Registration
             Statement

   24.1      Power of Attorney is contained on the signature pages

                                       3.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on June 15, 2001.


                                        ARADIGM CORPORATION


                                        By: /s/ Richard P. Thompson
                                            ------------------------------------
                                        Richard P. Thompson
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Thompson and Michael Molkentin, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                 TITLE                            DATE



/s/ Richard P. Thompson                       President, Chief Executive             June 15, 2001
------------------------------------          Officer and Director
       (RICHARD P. THOMPSON)                  (Principal Executive Officer)



/s/ Michael Molkentin                                                                June 15, 2001
------------------------------------          Acting Chief Financial Officer
       (MICHAEL MOLKENTIN)                    (Principal Financial and
                                              Accounting Officer)


/s/ Frank H. Barker                           Director                               June 15, 2001
------------------------------------
       (FRANK H. BARKER)


/s/ Stan M. Benson                            Director                               June 15, 2001
------------------------------------
        (STAN M. BENSON)


/s/ Igor Gonda, Ph.D.                         Director                               June 15, 2001
------------------------------------
       (IGOR GONDA, PH.D.)

                                       4.

                                             Director                                __________
------------------------------------
          (WAYNE I. ROE)


/s/ Virgil D. Thompson                       Director                                June 15, 2001
------------------------------------
        (VIRGIL D. THOMPSON)

                                       5.

                                 EXHIBIT INDEX


  EXHIBIT                                                                        SEQUENTIAL
  NUMBER                               DESCRIPTION                              PAGE NUMBERS
     5.1     Opinion of Cooley Godward LLP                                            7

    23.1     Consent of Ernst & Young LLP, Independent Auditors                       8

    23.2     Consent of Cooley  Godward LLP is contained in  Exhibit 5.1  to         --
             this Registration Statement

    24.1     Power of Attorney is contained on the signature pages.                  --

                                       6.